EXHIBIT 99.2

ECC CAPITAL ANNOUNCES STAFFING REALIGNMENT

Company to reduce workforce by approximately 170

IRVINE, CA, April 11, 2006 – ECC Capital Corporation (NYSE: ECR), a mortgage finance real estate investment trust that originates and invests in residential mortgage loans, today announced that as part of its initiatives to reduce its cost structure, improve operating efficiencies and achieve profitability, it will be reducing its workforce by approximately 170 people nationwide. This comprises approximately 17% of ECC Capital’s total workforce.

Following the completion of this personnel reduction, management believes that ECC Capital’s staffing levels will be at the appropriate level to achieve its operating plan, and at the same time, provide adequate flexibility to enable ECC Capital to respond quickly and efficiently to changing market conditions in the mortgage industry. Going forward, ECC Capital plans to focus on its core origination business and to regain market share through new product initiatives, improved technology and enhanced services. Management does not expect that additional personnel reductions will be required in the future to achieve its current operational objectives.

The estimated annual costs savings of these initiatives is expected to range between $32 million and $35 million, including cost reductions resulting from the restructuring announced on January 6, 2006 and the reductions in the compensation of senior management announced on April 10, 2006. These savings encompass base salary, estimated benefits and payroll taxes, reduced occupancy cost and depreciation. They do not include the effect of reduced bonuses or other reductions in administrative costs expected as a result of the decline in the number of employees, which ECC Capital anticipates will result in additional savings.

“We believe that this staffing reduction will enable us to grow our origination platform profitably and will result in a company that is stronger and more efficient,” said Shabi Asghar, ECC Capital’s President and Co-CEO. “By taking a measured yet timely response to the operating challenges we are facing, we feel that we are addressing our immediate requirements while retaining the capacity and talent we will need when more stable market conditions return. Although the decision to further downsize our staff was a difficult one, we believe we are now the right size to refocus our efforts on providing first rate service with a common sense approach to lending.”

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage finance real estate investment trust (REIT) that originates and invests in residential mortgage loans. Through its subsidiaries, ECC Capital offers a series of mortgage products to borrowers, with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. ECC Capital is currently structured to qualify as a REIT by managing a portfolio of nonconforming loans it originates or acquires. As a REIT, ECC Capital’s principal business objective is to generate net income for distribution to its stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the anticipated cost savings and operational results of ECC Capital’s staffing realignment efforts, may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. Statements that are not historical fact are forward-looking statements. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (i) the condition of the whole loan sale market, (ii) the condition of the U.S. economy and financial system, (iii) interest rates and the subsequent effect on the business, (iv) the stability of residential property values, (v) the potential effect of new state or federal laws or regulations, (vi) the effect of increasing competition, (vii) ECC Capital’s ability to implement successfully its business strategy due to, among other things, its reduced workforce, (viii) the risks associated with the use of leverage, (ix) continued availability of credit facilities and access to the securitization markets or other sources of capital including the whole loan sale market, (x) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, and (xi) other factors and risks discussed in ECC Capital’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on April 8, 2005. You should also be aware that, except as otherwise specified, all information in this news release is as of April 11, 2006. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.